Exhibit 99.1

News Release

For Immediate Release	Contact: Steven E. Wilson
April 25, 2013	Chief Financial Officer
(800) 445-1347 ext. 8704

United Bankshares, Inc. Announces Increased Earnings

WASHINGTON, D.C. and CHARLESTON, WV—United Bankshares, Inc. (NASDAQ: UBSI), today reported an increase in earnings for the first quarter of 2013 as compared to the first quarter of 2012. Earnings for the first quarter of 2013 were $21.6 million or $0.43 per diluted share while earnings for the first quarter of 2012 were $21.0 million or $0.42 per diluted share.

United’s first quarter of 2013 results produced an annualized return on average assets of 1.05% and an annualized return on average equity of 8.72%. United’s annualized returns on average assets and average equity were 1.00% and 8.63%, respectively, for the first quarter of 2012.

United’s asset quality continues to outperform its peers. United’s percentage of nonperforming loans to loans, net of unearned income of 1.35% at March 31, 2013 compares favorably to the most recently reported percentage of 2.55% at December 31, 2012 for United’s Federal Reserve peer group. At March 31, 2013, nonperforming loans were $87.4 million, down from nonperforming loans of $92.8 million or 1.43% of loans, net of unearned income, at December 31, 2012. As of March 31, 2013, the allowance for loan losses was $74.2 million or 1.15% of loans, net of unearned income, as compared to $73.9 million or 1.13% of loans, net of unearned income, at December 31, 2012. Total nonperforming assets of $136.3 million, including OREO of $48.9 million at March 31, 2013, represented 1.64% of total assets which also compares favorably to the most recently reported percentage of 1.97% at December 31, 2012 for United’s Federal Reserve peer group.

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 13.8% at March 31, 2013 while its estimated Tier I capital and leverage ratios are 12.6% and 10.8%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10%, a Tier I capital ratio of 6% and a leverage ratio of 5%.

Tax-equivalent net interest income for the first quarter of 2013 was $68.3 million, a decrease of $2.3 million or 3% from the first quarter of 2012 due mainly to a decrease in the average yield on earning assets. The first quarter of 2013 average yield on earning assets decreased 19 basis points from the first quarter of 2012. In addition, average earning assets decreased $138.5 million or 2% from the first quarter of 2012 as average short-term investments and average investment securities declined $312.6 million and $77.0 million, respectively. Average net loans did increase $251.1 million or 4% for the first quarter of 2013 from the first quarter of 2012 to somewhat mitigate the decreases in average short-term investments and investment securities. Partially offsetting the decreases to tax-equivalent net interest income for the first quarter of 2013 was a decline of 19 basis points in the average cost of funds as compared to the first quarter of 2012. The net interest margin for the first quarter of 2013 was 3.75%, which was a decrease of 3 basis points from a net interest margin of 3.78% for the first quarter of 2012.

United Bankshares, Inc. Announces…

April 25, 2013

Page Two

On a linked-quarter basis, United’s tax-equivalent net interest income for the first quarter of 2013 decreased $3.0 million or 4% from the fourth quarter of 2012 due mainly to a decrease in the average yield on earning assets. The first quarter of 2013 average yield on earning assets declined 9 basis points while the average cost of funds only decreased 2 basis points from the fourth quarter of 2012. Average earning assets were flat, decreasing $48.7 million or less than 1% during the quarter. Average net loans and average investments were flat for the quarter as well. Average net loans increased $2.3 million while average investments increased $372 thousand. Average short-term investments decreased $51.4 million or 19% for the quarter. The net interest margin of 3.75% for the first quarter of 2013 was a decrease of 8 basis points from the net interest margin of 3.83% for the fourth quarter of 2012.

For the quarters ended March 31, 2013 and 2012, the provision for loan losses was $5.2 million and $4.1 million, respectively. Net charge-offs were $4.9 million for the first quarter of 2013 as compared to $4.0 million for the first quarter of 2012. Annualized net charge-offs as a percentage of average loans were 0.31% for the first quarter of 2013 as compared to 0.64% for United’s Federal Reserve peer group for the year of 2012. On a linked-quarter basis, the provision for loans losses decreased $760 thousand while net charge-offs decreased $864 thousand from the fourth quarter of 2012.

Noninterest income for the first quarter of 2013 was $18.3 million, which was an increase of $2.0 million from the first quarter of 2012. Included in noninterest income for the first quarter of 2013 were noncash, before-tax, other-than-temporary impairment charges of $834 thousand on certain investment securities as compared to noncash, before-tax other-than-temporary impairment charges of $1.4 million on certain investment securities for the first quarter of 2012. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income for the first quarter of 2013 increased $1.3 million or 7% from the first quarter of 2012. This increase for the first quarter of 2013 was due primarily to increases of $1.1 million in income from bank-owned life insurance policies due a death benefit and $647 thousand in mortgage banking income due to increased production and sales of mortgage loans in the secondary market. Partially offsetting these increases was a decrease of $688 thousand in fees from deposit services.

On a linked-quarter basis, noninterest income for the first quarter of 2013 increased $1.6 million from the fourth quarter of 2012. Included in the results for the first quarter of 2013 and fourth quarter of 2012 were noncash, before-tax, other-than-temporary impairment charges of $834 thousand and $2.0 million, respectively. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income increased $557 thousand or 3% on a linked-quarter basis due primarily to an increase of $1.1 million in income from bank-owned life insurance policies due to the previously mentioned death benefit. Partially offsetting this increase was a decrease of $982 thousand in fees from deposit services.

Noninterest expense for the first quarter of 2013 was $48.2 million, a decrease of $2.0 million or 4% from the first quarter of 2012. Employee compensation for the first quarter of 2013 declined $1.3 million due mainly to a decline in employees as a result of the merger of two banking subsidiaries last year. In addition, other real estate owned (OREO) expense decreased $1.1 million as reductions to fair value and losses on sales declined from the first quarter of 2012. Partially offsetting these decreases was an increase of $801 thousand in employee benefits expense due mainly to higher pension and health insurance costs. Also included in noninterest expense for the first quarter of 2013 was an increase in merger expenses of $763 thousand.

United Bankshares, Inc. Announces…

April 25, 2013

Page Three

On a linked-quarter basis, noninterest expense for the first quarter of 2013 decreased $1.0 million from the fourth quarter of 2012. Employee compensation expense declined $1.7 million due to lower commissions and incentives while OREO expense decreased $638 thousand as reductions to fair value and losses on sales declined. Partially offsetting these decreases was an increase of $1.1 million in employee benefits expense due mainly to higher pension costs and payroll taxes. Also, merger expenses increased $781 thousand from the fourth quarter of 2012.

During the first quarter of 2013, United’s Board of Directors declared a cash dividend of $0.31 per share. The annualized 2013 dividend of $1.24 equates to a yield of approximately 5% based on recent UBSI market prices. The year of 2012 represented the 39th consecutive year of dividend increases for United shareholders.

On January 30, 2013, United announced the signing of a definitive merger agreement with Virginia Commerce Bancorp, Inc. (“VCBI”) headquartered in Arlington, Virginia. VCBI has twenty-eight (28) banking offices, one residential mortgage origination office and one wealth management office located in the Northern Virginia suburbs of Washington, D.C. Consummation of the merger is subject to approval of the shareholders of United and VCBI, the receipt of all required regulatory approvals, as well as other customary conditions.

United has consolidated assets of approximately $8.3 billion with 115 full service offices in West Virginia, Virginia, Maryland, Ohio, Pennsylvania and Washington, D.C. United Bankshares stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its March 31, 2013 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of March 31, 2013 and will adjust amounts preliminarily reported, if necessary.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In Thousands Except for Per Share Data)

	Three Months Ended
	March 31 2013	March 31 2012	December 31 2012
EARNINGS SUMMARY:
Interest income, taxable equivalent (non-GAAP)	$77,849	$83,457	$81,300
Interest expense	9,503	12,822	9,996
Net interest income, taxable equivalent (non-GAAP)	68,346	70,635	71,304
Taxable equivalent adjustment	1,524	1,669	1,632
Net interest income (GAAP)	66,822	68,966	69,672
Provision for loan losses	5,187	4,133	5,947
Noninterest income	18,348	16,326	16,745
Noninterest expenses	48,249	50,262	49,273
Income taxes	10,155	9,887	9,983
Net income	$21,579	$21,010	$21,214

PER COMMON SHARE:
Net income:
Basic	$0.43	$0.42	$0.42
Diluted	0.43	0.42	0.42
Cash dividends	0.31	0.31	0.31
Book value	19.87	19.42	19.74
Closing market price	$26.61	$28.86	$24.34
Common shares outstanding:
Actual at period end, net of treasury shares	50,337,922	50,274,104	50,276,573
Weighted average-basic	50,301,875	50,235,374	50,276,137
Weighted average-diluted	50,331,503	50,300,538	50,294,593

FINANCIAL RATIOS:
Return on average assets	1.05%	1.00%	1.01%
Return on average shareholders’ equity	8.72%	8.63%	8.44%
Average equity to average assets	12.10%	11.60%	11.97%
Net interest margin	3.75%	3.78%	3.83%

	March 31 2013	March 31 2012	December 31 2012
PERIOD END BALANCES:
Assets	$8,313,828	$8,529,469	$8,420,013
Earning assets	7,373,622	7,573,097	7,459,217
Loans, net of unearned income	6,466,762	6,194,187	6,511,416
Loans held for sale	7,041	7,401	17,762
Investment securities	750,215	790,936	729,402
Total deposits	6,682,712	6,881,610	6,752,986
Shareholders’ equity	1,000,249	976,303	992,251

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended
	March	March	December
	2013	2012	2012
Interest & Loan Fees Income (GAAP)	$76,325	$81,788	$79,668
Tax equivalent adjustment	1,524	1,669	1,632

Interest & Fees Income (FTE) (non-GAAP)	77,849	83,457	81,300
Interest Expense	9,503	12,822	9,996

Net Interest Income (FTE) (non-GAAP)	68,346	70,635	71,304

Provision for Loan Losses	5,187	4,133	5,947

Non-Interest Income:
Fees from trust & brokerage services	3,830	3,984	3,678
Fees from deposit services	9,624	10,312	10,606
Bankcard fees and merchant discounts	797	647	745
Other charges, commissions, and fees	561	577	539
Income from bank owned life insurance	2,389	1,289	1,248
Mortgage banking income	965	318	851
Other non-interest revenue	876	658	818
Net other-than-temporary impairment losses	(834)	(1,377)	(2,002)
Net gains (losses) on sales/calls of investment securities	140	(82)	262

Total Non-Interest Income	18,348	16,326	16,745

Non-Interest Expense:
Employee compensation	16,604	17,907	18,272
Employee benefits	5,993	5,192	4,892
Net occupancy	5,191	5,042	5,005
Data processing	2,731	3,209	3,009
Amortization of intangibles	534	762	669
OREO expense	1,270	2,328	1,908
FDIC expense	1,559	1,555	1,525
Other expenses	14,367	14,267	13,993

Total Non-Interest Expense	48,249	50,262	49,273

Income Before Income Taxes (FTE) (non-GAAP)	33,258	32,566	32,829

Tax equivalent adjustment	1,524	1,669	1,632

Income Before Income Taxes (GAAP)	31,734	30,897	31,197

Taxes	10,155	9,887	9,983

Net Income	$21,579	$21,010	$21,214

MEMO: Effective Tax Rate	32.00%	32.00%	32.00%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	March 31	March 31
	2013	2012	March 31	December 31
	Q-T-D Average	Q-T-D Average	2013	2012
Cash & Cash Equivalents	$363,161	$664,743	$362,647	$432,077

Securities Available for Sale	636,420	688,880	650,640	625,625
Securities Held to Maturity	43,317	58,999	43,266	43,467
Other Investment Securities	58,898	67,813	56,309	60,310

Total Securities	738,635	815,692	750,215	729,402

Total Cash and Securities	1,101,796	1,480,435	1,112,862	1,161,479

Loans Held for Sale	10,830	4,905	7,041	17,762

Commercial Loans	4,689,363	4,375,024	4,696,991	4,726,292
Mortgage Loans	1,482,234	1,545,793	1,481,796	1,490,306
Consumer Loans	296,939	301,076	294,783	301,182

Gross Loans	6,468,536	6,221,893	6,473,570	6,517,780

Unearned Income	(6,766)	(6,574)	(6,808)	(6,364)

Loans, Net of Unearned Income	6,461,770	6,215,319	6,466,762	6,511,416

Allowance for Loan Losses	(74,410)	(73,142)	(74,158)	(73,901)

Goodwill	375,583	371,638	375,583	375,583
Other Intangibles	9,852	12,726	9,573	10,107

Total Intangibles	385,435	384,364	385,156	385,690

Real Estate Owned	48,559	51,373	48,850	49,484
Other Assets	361,652	379,556	367,315	368,083

Total Assets	$8,295,632	$8,442,810	$8,313,828	$8,420,013

MEMO: Earning Assets	$7,360,062	$7,498,574	$7,373,622	$7,459,217

Interest-bearing Deposits	$4,904,286	$5,163,834	$4,872,367	$4,928,575
Noninterest-bearing Deposits	1,731,775	1,637,543	1,810,345	1,824,411

Total Deposits	6,636,061	6,801,377	6,682,712	6,752,986

Short-term Borrowings	313,360	270,647	268,884	314,962
Long-term Borrowings	284,883	345,323	284,850	284,926

Total Borrowings	598,243	615,970	553,734	599,888

Other Liabilities	57,475	45,781	77,133	74,888

Total Liabilities	7,291,779	7,463,128	7,313,579	7,427,762

Preferred Equity	—	—	—	—
Common Equity	1,003,853	979,682	1,000,249	992,251

Total Shareholders’ Equity	1,003,853	979,682	1,000,249	992,251

Total Liabilities & Equity	$8,295,632	$8,442,810	$8,313,828	$8,420,013

MEMO: Interest-bearing Liabilities	$5,502,529	$5,779,804	$5,426,101	$5,528,463

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	March	March	December
	2013	2012	2012
Quarterly Share Data:

Earnings Per Share:
Basic	$0.43	$0.42	$0.42
Diluted	$0.43	$0.42	$0.42

Common Dividend Declared Per Share	$0.31	$0.31	$0.31

High Common Stock Price	$27.24	$30.91	$25.80
Low Common Stock Price	$24.80	$27.36	$23.02

Average Shares Outstanding (Net of Treasury Stock):
Basic	50,301,875	50,235,374	50,276,137
Diluted	50,331,503	50,300,538	50,294,593

Memorandum Items:

Tax Applicable to Security Sales/Calls	$49	$(29)	$92

Common Dividends	$15,605	$15,570	$15,587

Dividend Payout Ratio	72.32%	74.11%	73.48%

	March	March	December
	2013	2012	2012
EOP Share Data:

Book Value Per Share	$19.87	$19.42	$19.74
Tangible Book Value Per Share (1)	$12.22	$11.71	$12.06

52-week High Common Stock Price	$29.45	$30.91	$30.91
Date	04/02/12	03/19/12	03/19/12
52-week Low Common Stock Price	$22.54	$18.78	$22.54
Date	08/02/12	09/22/11	08/02/12

EOP Shares Outstanding (Net of Treasury Stock):	50,337,922	50,274,104	50,276,573

Memorandum Items:

EOP Employees (full-time equivalent)	1,527	1,637	1,529

Note: (1) Tangible Book Value Per Share:

Total Shareholders’ Equity (GAAP)	$1,000,249	$976,303	$992,251
Less: Total Intangibles	(385,156)	(387,766)	(385,690)

Tangible Equity (non-GAAP)	$615,093	$588,537	$606,561
÷ EOP Shares Outstanding (Net of Treasury Stock)	50,337,922	50,274,104	50,276,573
Tangible Book Value Per Share (non-GAAP)	$12.22	$11.71	$12.06

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Three Months Ended
March	March	December
2013	2012	2012
Selected Yields and Net Interest Margin:
Net Loans	4.61%	5.02%	4.74%
Investment Securities	2.59%	3.08%	2.65%
Money Market Investments/FFS	0.23%	0.26%	0.39%
Average Earning Assets Yield	4.28%	4.47%	4.37%
Interest-bearing Deposits	0.58%	0.67%	0.60%
Short-term Borrowings	0.26%	0.09%	0.16%
Long-term Borrowings	3.31%	4.83%	3.36%
Average Liability Costs	0.70%	0.89%	0.72%
Net Interest Spread	3.58%	3.58%	3.65%
Net Interest Margin	3.75%	3.78%	3.83%

Selected Financial Ratios:

Return on Average Common Equity	8.72%	8.63%	8.44%
Return on Average Assets	1.05%	1.00%	1.01%
Loan / Deposit Ratio	96.77%	90.10%	96.42%
Allowance for Loan Losses/ Loans, net of unearned income	1.15%	1.19%	1.13%
Allowance for Credit Losses (1)/ Loans, net of unearned income	1.18%	1.22%	1.16%
Nonaccrual Loans / Loans, net of unearned income	1.14%	1.00%	1.10%
90-Day Past Due Loans/ Loans, net of unearned income	0.13%	0.16%	0.28%
Non-performing Loans/ Loans, net of unearned income	1.35%	1.23%	1.43%
Non-performing Assets/ Total Assets	1.64%	1.48%	1.69%
Primary Capital Ratio	12.83%	12.23%	12.57%
Shareholders’ Equity Ratio	12.03%	11.45%	11.78%
Price / Book Ratio	1.34	x	1.49	x	1.23	x
Price / Earnings Ratio	15.52	x	17.27	x	14.82	x
Efficiency Ratio	53.15%	53.35%	52.01%

Note: (1) Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	March	March	December
	2013	2012	2012
Asset Quality Data:

EOP Non-Accrual Loans	$73,811	$62,037	$71,559
EOP 90-Day Past Due Loans	8,301	9,816	18,068
EOP Restructured Loans (2)	5,309	4,335	3,175

Total EOP Non-performing Loans	$87,421	$76,188	$92,802

EOP Other Real Estate & Assets Owned	48,850	49,864	49,484

Total EOP Non-performing Assets	$136,271	$126,052	$142,286

	Three Months Ended
	March	March	December
	2013	2012	2012
Allowance for Credit Losses:(1)
Beginning Balance	$75,557	$75,727	$75,536
Provision for Credit Losses (3)	5,416	4,015	5,815

	80,973	79,742	81,351
Gross Charge-offs	(5,184)	(4,734)	(6,180)
Recoveries	254	739	386

Net Charge-offs	(4,930)	(3,995)	(5,794)

Ending Balance	$76,043	$75,747	$75,557

Note:	(1)	Includes allowances for loan losses and lending-related commitments.
	(2)	Restructured loans with an aggregate balance of $375, $2,283 and $375 at March 31, 2013, March 31, 2012 and December 31, 2012, respectively, were on nonaccrual status, but are not included in the “EOP Non-Accrual Loans.”
	(3)	Includes the Provision for Loan Losses and a provision for lending-related commitments included in Other Expenses.